Exhibit 4.1

Number ****	**** Shares
6.5% SERIES A NON-CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK	6.5% SERIES A NON-CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

INVESTAR HOLDING CORPORATION A CORPORATION FORMED UNDER THE LAWS OF THE STATE OF LOUISIANA	SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP 46134L 204 (144A)
ISIN US46134L2043

CUSIP 46134L 303 (Accredited)
ISIN US46134L3033

This Certifies that [SPECIMEN]

is the record holder of ************

FULLY PAID AND NON-ASSESSABLE SHARES OF 6.5% SERIES A NON-CUMULATIVE
PERPETUAL CONVERTIBLE PREFERRED STOCK, NO PAR VALUE PER SHARE, OF

INVESTAR HOLDING CORPORATION (the “Corporation”)

transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and will be held subject to all of the provisions of the Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”), including the Articles of Amendment to the Articles of Incorporation creating the 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock effective June 30, 2025, and the Bylaws of the Corporation, and any amendments thereto. This certificate is not valid unless countersigned and registered by the transfer agent and registrar.

Dated:

Secretary	President

[SEAL]

IMPORTANT NOTICE

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE ARTICLES OF INCORPORATION OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, OTHER THAN PURSUANT TO RULE 144, UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN AGREEMENT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The following abbreviations, when used in the inscription on the face of this Certificate, will be construed as though they were written out in full according to applicable laws or regulations:

		UNIF GIFT MIN ACT		Custodian
TEN COM -	as tenants in common		(Custodian)		(Minor)
TEN ENT -	as tenants by the entireties		under Uniform Gifts to Minors Act of
JT TEN -	as joint tenants with right of
	survivorship and not as			(State)
tenants in common
Custodian

Additional abbreviations may also be used though not in the above list.

For Value Received,                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

Shares of the 6.5% Series A Non-Cumulative Perpetual Convertible Preferred Stock, no par value per share, of the Corporation represented by the within certificate, and do hereby irrevocably constitute and appoint _________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY

AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN

ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE

GUARANTEE MEDALLION PROGRAM),

PURSUANT TO S.E.C. RULE 17Ad-15.